Exhibit 3.2

FOURTH AMENDED AND RESTATED

BYLAWS

OF

RURAL/METRO CORPORATION

a Delaware corporation

Originally adopted as of April 26, 1993

Amended and restated as of May 14, 1993

Amended and restated as of September 21, 1994

Amended and restated as of November 9, 2007

Amended and restated as of March 26, 2008

RURAL/METRO CORPORATION

FOURTH AMENDED AND RESTATED

BYLAWS

TABLE OF CONTENTS

ARTICLE I
Offices

Section 1.01.	Principal Office	Page 1

Section 1.02.	Other Offices	Page 1

ARTICLE II
Meetings of Stockholders

Section 2.01.	Place of Meetings	Page 1

Section 2.02.	Annual Meetings	Page 1

Section 2.03.	Business Conducted at Annual Meetings	Pages 1-2

Section 2.04.	Nominations for Directors	Pages 2-3

Section 2.05.	Special Meetings	Pages 3-4

Section 2.06.	Notice and Purpose of Meetings; Waiver	Page 4

Section 2.07.	Voting List, Right to Examine	Page 4

Section 2.08.	Adjournments	Page 4

Section 2.09.	Quorum	Pages 4-5

Section 2.10	Organization	Page 5

Section 2.11.	Voting	Page 5

Section 2.12.	Inspectors of Election	Pages 5-6

Section 2.13.	Consent of Stockholders in Lieu of Meeting	Page 6

ARTICLE III
Board of Directors

Section 3.01.	Powers	Page 6

Section 3.02.	Number, Term of Office and Vacancies	Pages 6-7

Section 3.03.	Annual Organizational Meeting	Page 7

Section 3.04.	Regular and Special Meetings	Page 7

Section 3.05.	Quorum; Interested Directors	Pages 7-8

Section 3.06.	Committees	Page 8

Section 3.07.	Action of Directors in Lieu of Meeting	Page 8

Section 3.08.	Attendance Via Telecommunications	Page 8

Section 3.09.	Compensation	Page 8

ARTICLE IV
Notice - Waivers – Meetings

Section 4.01.	Notice, What Constitutes	Page 9

Section 4.02.	Waiver of Notice	Page 9

ARTICLE V
Officers

Section 5.01.	Number, Qualifications and Resignation	Page 9

Section 5.02.	Term of Office	Page 9

Section 5.03.	Subordinate Officers, Committees and Agents	Page 9

Section 5.04.	The President	Page 10

Section 5.05.	The Vice President	Page 10

Section 5.06.	The Secretary	Page 10

Section 5.07.	The Assistant Secretaries	Page 10

Section 5.08.	The Treasurer	Page 10

Section 5.09.	The Assistant Treasurers	Page 10

Section 5.10.	The Chairman of the Board	Page 10

Section 5.11.	The Chief Executive Officer	Page 11

ARTICLE VI
Capital Stock

Section 6.01.	Issuance	Page 11

Section 6.02.	Subscriptions for Shares	Page 11

Section 6.03.	Transfers	Page 11

Section 6.04.	Share Certificates	Page 11

Section 6.05.	Record Holder of Shares	Page 12

Section 6.06.	Lost, Destroyed, Mutilated or Stolen Certificates	Page 12

Section 6.07.	Transfer Agent and Registrar	Page 12

Section 6.08.	Record Date	Page 12

ARTICLE VII
Indemnification

Section 7.01.	Right to Indemnification	Page 13

Section 7.02.	Prepayment of Expenses	Page 13

Section 7.03.	Claims	Page 13

Section 7.04.	Nonexclusivity of Rights	Page 13

Section 7.05.	Other Indemnification	Page 13

Section 7.06.	Amendment or Repeal	Page 13

ARTICLE VIII
Amendments

ARTICLE IX
Miscellaneous

Section 9.01.	Reserves	Page 14

Section 9.02.	Authorized Signer	Page 14

Section 9.03.	Fiscal Year	Page 14

Section 9.04.	Corporate Seal	Page 14

Section 9.05.	Severability	Page 14

FOURTH AMENDED AND RESTATED

BYLAWS

OF

RURAL/METRO CORPORATION

ARTICLE I

Offices

Section 1.01. Principal Office. The registered office of the Corporation shall be 1209 Orange Street, City of Wilmington, County of Newcastle, Delaware 19801. The name of the Corporation’s registered agent is The Corporation Trust Company.

Section 1.02. Other Offices. The Corporation may have other offices at such other places within and without the State of Delaware as the board of directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.01. Place of Meetings. Meetings of stockholders shall be held at the place, within or without the State of Delaware, as shall be designated from time to time by the board of directors.

Section 2.02. Annual Meetings. Annual meetings of stockholders shall, unless otherwise provided by the board of directors, be held on the first Thursday of February of each calendar year, commencing in 1994, if not a legal holiday, and if a legal holiday, then on the next full business day following, at 8:00 a.m., at which time they shall elect a board of directors and transact the other business as may properly be brought before the meeting.

Section 2.03. Business Conducted at Annual Meetings.

(a) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of the stockholders except in accordance with the procedures hereinafter set forth in this Section 2.03; provided, however, that nothing in this Section 2.03 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors; (ii) otherwise properly brought before the meeting by or at the direction of the board of directors; or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation: (i) not less than sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year’s annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting; and (ii) with respect to any other annual meeting of stockholders, on or before the close of business on the fifteenth (15) day following the date (or the first date, if there be more than one) of public disclosure of the date of such meeting.

For the purposes of this section, the date of public disclosure of a meeting shall include, but not be limited to, the date on which disclosure of the date of the meeting is made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting; (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name, age and business and residential address, as they appear on the Corporation’s records, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth herein.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at an annual meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors of the Corporation may to the extent not prohibited by law adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or commencements by participants. Unless, and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(d) The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.03, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2.04. Nominations for Directors.

(a) Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 2.04 shall be eligible for election as directors of the Corporation.

(b) Subject to the rights of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at a meeting only if timely written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation.

To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation: (i) not less than sixty (60) days in advance of such meeting if such meeting is to be held on a day that is within thirty (30) days preceding the anniversary of the previous year’s annual meeting or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting; and (ii) with respect to any other annual meeting of stockholders, on or before the close of business on the fifteenth (15) day following the date (or the first date, if there be more than one) of public disclosure of the date of such meeting. For the purposes of this section, the date of public disclosure of a meeting shall include, but not be limited to, the date on which disclosure of the date of the meeting is made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended. Each such notice shall set forth: (i) the name, age and business and residential address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the written consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 2.05. Special Meetings.

(a) Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time (i) by the chairman of the board of directors, (ii) upon written request to the secretary of the Corporation by the holders of thirty-five percent (35%) or more of the combined voting power of the issued and outstanding shares of Voting Stock (as defined in the Certificate of Incorporation), or (iii) pursuant to a resolution adopted by the board of directors; provided, however, that during the period commencing on January 25, 2008 and ending on the first to occur of (A) the day before the annual meeting of stockholders first following the end of the Corporation’s 2008 fiscal year or (B)April 25, 2009, special meetings of the stockholders of the Corporation for any purpose or purposes also may be called upon written request to the secretary of the Corporation by any three directors of the Corporation. Special meetings of the stockholders of the Corporation may not be called by any other person or persons or in any other manner.

(b) At any time, upon written request to the secretary of the Corporation by any person or persons authorized to call a special meeting of stockholders, which written request shall state the purposes for the special meeting, the secretary of the Corporation shall set the place, date and time of the special meeting and shall deliver notice of the special meeting in accordance with section 2.06 hereof. If the secretary fails to set the place, date and time of the meeting or deliver the notice, the person calling the meeting may do so.

(c) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(d) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a special meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors of the Corporation may to the extent not prohibited by law adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.06. Notice and Purpose of Meetings; Waiver.

(a) Written notice stating the place, date and time of meetings of stockholders and, in case of a special meeting of stockholders, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at the meeting at his or her address of record, at least ten (10) but not more than sixty (60) days prior to the date of the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation.

(b) No action taken at any meeting of stockholders shall be void because the action was not specified as a purpose of the meeting in the applicable notice of the meeting provided the meeting is not a special meeting and if, in the notice of the meeting, it is stated that the purpose of the meeting shall also be to consider all other matters that could properly be brought before the meeting.

Section 2.07. Voting List, Right to Examine. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. The list shall be open for ten (10) days to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.08. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.09. Quorum. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. If, however, the quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in

Section 2.08 hereof without notice other than announcement at the meeting if the adjournment is not for more than thirty (30) days and a new record date is not fixed for the adjourned meeting, until a quorum shall be present or represented. If a quorum shall be present or represented at the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its stock, held by it in a fiduciary capacity.

Section 2.10. Organization.

(a) The chairman of the board, or in his or her absence the president, or in their absence any vice president, shall call to order meetings of stockholders and shall act as chairman of such meetings. The board of directors or, if the board fails to act, the stockholders may appoint any stockholder, director or officer of the Corporation to act as chairman of any meeting in the absence of the board, the president, and all vice presidents.

(b) The secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 2.11. Voting.

(a) When a quorum is present at any meeting, the affirmative vote of the holders of shares of stock having a majority of the votes that could be cast by the holders of all shares of stock entitled to vote thereon that are present at such meeting, either in person or by proxy, shall decide any question brought before the meeting, unless the question is one upon which by express provision of the statutes, the Certificate of Incorporation or these Bylaws a different vote is required, in which case the express provision shall govern and control the decision of the question.

(b) Subject to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of the capital stock having voting power held by the stockholder.

(c) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the Corporation.

(d) The vote on any matter, including the election of directors, need not be by written ballot.

Section 2.12. Inspectors of Election.

(a) Before any meeting of stockholders, the board of directors may appoint inspectors of election, who need not be stockholders, to act at that meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting shall appoint inspectors of election upon the demand of any stockholder or his or her proxy present at the meeting and before voting begins. The number of inspectors of election shall be either one (1) or, upon demand of a stockholder, three (3), as to be determined in the case of inspectors of election appointed by a vote of the majority of the shares of the voting common stock of the Corporation present and entitled to vote at the meeting, whether in person or by proxy.

If there are three (3) inspectors of election, the decision, act or certification of a majority of those inspectors shall be effective in all respects as the decision, act or certification of all.

(b) No person who is a candidate for an office to which the election relates may act as an inspector of election.

(c) In case any person appointed as an inspector of election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors before the meeting is convened, or by the chairman of the meeting during a meeting.

(d) If inspectors of election are appointed pursuant to this section, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, and the validity and effect of proxies. The inspectors of election shall also receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do those other acts as may be proper to conduct and tally the vote or election with fairness to all stockholders.

(e) On request of the chairman of the meeting or of any stockholder or his or her proxy, the inspectors of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate setting forth any fact found by them.

Section 2.13. Consent of Stockholders in Lieu of Meeting. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors.

ARTICLE III

Board of Directors

Section 3.01. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors which shall exercise all the powers of the Corporation and do all the lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.02. Number, Term of Office and Vacancies.

(a) Subject to the provisions of the Certificate of Incorporation, the board of directors shall consist of not less than one (1) or more than fifteen (15) members. The directors shall be elected at the annual meeting of stockholders, except as provided in paragraph (b) of this section, and each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

(b) Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

(c) Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, any director or the entire board of directors may be removed from office at any time, but only for cause and only by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) or more of the total voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 3.03. Annual Organizational Meeting. The first meeting of each newly elected board of directors shall be held within thirty (30) days after the adjournment of the annual meeting of stockholders. No notice of the meeting shall need be given to the directors in order legally to constitute the meeting, provided a quorum shall be present and provided the organizational meeting is held generally at the time and at the place of the meeting of stockholders at which the board of directors were elected. In the event the meeting is not so held, the meeting may be held at the time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

Section 3.04. Regular and Special Meetings. The board of directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the board of directors may be held without notice at the time and at the place as shall from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the chairman of the board of directors or the president, and the president or the secretary shall call a special meeting upon request of two directors. Notice may be given personally, by electronic transmission, telephone, facsimile, first class mail or telegram. If given personally, by electronic transmission, telephone, facsimile or telegram, the notice shall be given at least twenty-four (24) hours prior to the meeting. Notice may be given by mail if it is mailed at least five (5) days before the meeting. The notice need not specify the business to be transacted.

Section 3.05. Quorum; Interested Directors.

(a) At meetings of the board of directors, a majority of the directors at the time in office shall constitute a quorum for the transaction of business and, except as set forth in the Certificate of Incorporation or in these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b) No contract or transaction shall be void or voidable solely because the contract or transaction is between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, nor shall any contract or transaction be void or voidable solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for the purpose, if:

(i) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii) The material facts as to his or her relationship or interest and as to the contractor transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction.

Section 3.06. Committees.

(a) The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees of the board of directors, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided by law and in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation. The committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the board of directors.

(b) Unless the board of directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member of the committee. At meetings of any committee, a majority of the members or alternate members of the committee shall constitute a quorum for the transaction of business and the act of a majority of members or alternate members present at any meeting at which there is a quorum shall be the act of the committee.

(c) The committees shall keep regular minutes of their proceedings.

Section 3.07. Action of Directors in Lieu of Meeting. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.08. Attendance Via Telecommunications. The members of the board of directors or any committee thereof may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. The participation shall constitute presence in person at the meeting for purposes of determining a quorum and for voting.

Section 3.09. Compensation. The directors may be paid their expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE IV

Notice – Waivers – Meetings

Section 4.01. Notice, What Constitutes. Whenever written notice is required to be given to any person under the provisions of the Certificate of Incorporation, these Bylaws, or the General Corporation Law of the State of Delaware, as amended from time to time (the “GCL”), it may be given to that person, either personally or by sending a copy thereof through the mail, or by telegraph, charges prepaid, or by facsimile to his or her address appearing on the books of the Corporation or supplied by him or her in writing to the Corporation for the purpose of notice, or by electronic transmission to an electronic mail address at which the person has consented to receive notice or was otherwise supplied by him or her to the Corporation for the purpose of notice. Except as otherwise expressly set forth in the Certificate of Incorporation, these Bylaws, or the GCL, if the notice is sent by mail, it shall be deemed to have been given to the person entitled thereto forty-eight (48) hours after it is deposited in the United States mail, postage prepaid, return receipt requested, or, if sent by telegraph, twenty-four (24) hours after it is deposited with a telegraph office for transmission to the person entitled thereto, or, if sent by facsimile, twelve (12) hours after it has been transmitted to the person, or if sent by electronic transmission, when sent, as the applicable case may be.

Section 4.02. Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in the case of a stockholder, either in person or by proxy) shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

ARTICLE V

Officers

Section 5.01. Number, Qualifications and Resignation. The officers of the Corporation shall be chosen by the board of directors at its first meeting, and thereafter after each annual meeting of stockholders. The officers to be elected shall include a president, a vice president, a secretary and a treasurer. The board of directors may also choose a chief executive officer and one or more vice presidents and additional officers or assistant officers, as it may deem advisable. Any number of offices may be held by the same person, except the offices of president and secretary. Officers may, but need not, be directors or stockholders of the Corporation. The board of directors may elect from its membership a chairman of the board of directors and a vice-chairman of the board of directors who shall be officers of the Corporation.

Section 5.02. Term of Office. The officers of the Corporation shall hold office at the pleasure of the board of directors. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

Section 5.03. Subordinate Officers, Committees and Agents. The board of directors may elect any other officers and appoint any committees, employees or other agents as it desires who shall hold their offices for the terms and shall exercise the powers and perform the duties as shall be determined from time to time by the board of directors to be required by the business of the Corporation. The board of directors may delegate to any officer or committee the power to elect subordinate officers and retain or appoint employees or other agents.

Section 5.04. The President. Unless the board of directors has designated a chief executive officer pursuant to Section 5.11 hereof, the president shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute on behalf of the Corporation and may affix the seal or cause the seal to be affixed to all instruments requiring the execution, except to the extent the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

Section 5.05. The Vice President. The vice president or vice presidents, as the case may be, shall act under the direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president. They shall perform the other duties and have the other powers as the president or the board of directors may from time to time prescribe. The board of directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents, and in that event, the duties and powers of the president shall descend to the vice presidents in the specified order of senior

Section 5.06. The Secretary. The secretary shall act under the direction of the president. Subject to the direction of the president, the secretary shall attend all meetings of the board of directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the board of directors when required. The secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the board of directors, and shall perform the other duties as may be prescribed by the president or the board of directors or as are incident to his office. The secretary shall keep in safe custody the seal of the Corporation, if one exists, and cause it to be affixed to any instrument requiring it.

Section 5.07. The Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform the other duties and have the other powers as the president or the board of directors may from time to time prescribe.

Section 5.08. The Treasurer. The treasurer shall act under the direction of the president. Subject to the direction of the president, the treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the president or the board of directors, taking proper vouchers for the disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation. The treasurer shall perform such other duties as may be prescribed by the president or the board of directors or as are incident to his or her office.

Section 5.09. The Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform the other duties and have the other powers as the president or the board of directors may from time to time prescribe.

Section 5.10. The Chairman of the Board. The chairman of the board of directors or in his or her absence, the president shall preside at all meetings of the stockholders and the board of directors, and shall perform all other duties as may from time to time be requested of him or her by the board of directors.

Section 5.11. The Chief Executive Officer. The board of directors may designate a chief executive officer who shall perform all other duties as from time to time may be requested of him or her by the board of directors. In the absence of the designation, the president shall serve as the chief executive officer.

ARTICLE VI

Capital Stock

Section 6.01. Issuance. The interest of each stockholder in the Corporation shall be evidenced by shares of the capital stock of the Corporation, which shares may be in certificated or uncertificated form, as provided under the General Corporation Law of the State of Delaware. Every holder of stock in the Corporation shall be entitled, upon written request to the transfer agent or registrar of the Corporation, to have a certificate signed by, or in the name of, the Corporation by (i) the Chairman of the Board, if any, the President or a Vice President and (ii) the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any certificated shares of the Corporation shall be signed by the chairman of the board or the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and may bear the corporate seal, which may be a facsimile, engraved or imprinted; but where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon the certificate may be a facsimile, engraved or imprinted. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be an officer because of death resignation or otherwise as of the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom either certificated or uncertificated shares are issued, with the number of shares and the date of issue, shall be entered on the books of the Corporation.

Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements or certificates, and as may be required by applicable law, which system has been approved by the Securities and Exchange Commission or other applicable regulatory body.

Section 6.02. Subscriptions for Shares. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid at that time as shall be specified by the board of directors. All calls for payments on subscriptions shall carry the same terms with regard to all shares of the same class.

Section 6.03. Transfers. Transfer of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered owner thereof, or by his or her duly authorized attorney, with a transfer clerk or transfer agent appointed as provided in section 6.07 hereof, (i) if the shares are certificated, upon surrender to the Corporation of the certificate or certificates for the shares, properly endorsed and with all taxes thereon paid, or (ii) upon proper instructions from the holder of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto, and the transaction shall be recorded on the books of the Corporation.

Section 6.04. Share Certificates. Certificates for shares of the Corporation shall be in the form provided by statute and approved by the board of directors. The share record books and the blank share certificate books shall be kept by the secretary of the Corporation or by any agency designated by the board of directors for that purpose. Every certificate exchanged or returned to the Corporation shall be marked “Cancelled,” with the date of cancellation noted thereon.

Section 6.05. Record Holder of Shares. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, the share or shares on the part of any other person. However, if any transfer of shares is made only for the purpose of furnishing collateral security, and that fact is made known to the secretary of the Corporation, or to the Corporation’s transfer clerk or transfer agent, an entry of the transfer shall record that fact.

Section 6.06. Lost, Destroyed, Mutilated or Stolen Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, mutilation or theft of the certificate therefore, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to him or her. In the case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss, destruction or theft of the certificate, upon satisfactory proof of the loss, destruction or theft, and, if the board of directors shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in the form and in the sum, and with the surety or sureties, as the board of directors directs; provided, however, that if such shares have ceased to be certificated, a new certificate shall be issued only upon written request to the transfer agent or registrar of the Corporation. The Board of Directors may establish other and further regulations from time to time concerning replacement of certificates, proof of loss, theft or destruction, the giving of a satisfactory bond or bonds of indemnity, and such other matters as it may deem necessary or appropriate.

Section 6.07. Transfer Agent and Registrar. The board of directors may appoint one (1) or more transfer agents or transfer clerks and one (1) or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

Section 6.08. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall, unless otherwise required by law, (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the board of directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed, (x) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is to be held; (y) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken as delivered to the Corporation in accordance with applicable law, or, if prior action by the board of directors is required by law, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (z) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE VII

Indemnification

Section 7.01. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an “indemnitee”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such indemnitee. The Corporation shall not be obligated to indemnify an indemnitee (a) with respect to a proceeding (or part thereof) initiated or brought voluntarily by such indemnitee and not by way of defense; (b) for any amounts paid in settlement of an action indemnified against by the Corporation without the proper written consent of the Corporation; or (c) in connection with any event in which the indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation.

Section 7.02. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

Section 7.03. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefore by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 7.04. Nonexclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.05. Other Indemnification. The Corporation’s obligation, if any, to indemnify and advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 7.06. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

Amendments

Any alteration, amendment, repeal or rescission (a “Change”) of any provision of these Bylaws must be adopted by the affirmative vote of the holders of at least sixty-six and two-thirds (66-2/3%) of the combined voting power of the then outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, that the board of directors, pursuant to a resolution adopted by the board of directors, may adopt any Change of these Bylaws (i) with the approval of the stockholders of the Corporation as described above, or (ii) without the approval of the stockholders of the Corporation if (x) such Change is required by applicable law or regulation by or any national securities exchange or automated securities quotation system on which any securities of the Corporation are traded, as determined by the board of directors in its reasonable judgment, or (y) such Change, in the reasonable judgment of the board of directors, does not materially and adversely affect the stockholders of the Corporation.

ARTICLE IX

Miscellaneous

Section 9.01. Reserves. There may be set aside out of any funds of the Corporation available for dividends the sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any reserve.

Section 9.02. Authorized Signer. All checks or demands for money and notes of the Corporation shall be signed by the officer or officers or the other person or persons as the board of directors may from time to time designate by resolution.

Section 9.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 9.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or in any other manner reproduced.

Section 9.05. Severability. If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of these Bylaws shall not in any way be affected or impaired thereby and to the fullest extent possible, the provisions of these Bylaws shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Certification

I hereby certify that the foregoing Fourth Amended and Restated Bylaws were adopted at a meeting of the board of directors of the Corporation on March 26, 2008.

/s/ Kristine B. Ponczak
By: Kristine B. Ponczak Secretary